EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 7, 2011

Current Month                                      Performance* (Subject to verification)                       Risk Metrics* (Feb 2006 – Jan 2011)

Class	Week ROR	MTD Jan 2011	YTD	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.7%	-2.7%	-2.7%	10.5%	2.6%	5.6%	5.8%	5.6%	12.8%	-16.5%	0.5%	0.7%
B**	-2.7%	-2.7%	-2.7%	9.8%	1.9%	4.8%	N/A	4.8%	12.8%	-17.1%	0.4%	0.6%
Legacy 1***	-2.6%	-2.6%	-2.6%	12.0%	N/A	N/A	N/A	-0.1%	11.2%	-10.9%	0.0%	0.0%
Legacy 2***	-2.6%	-2.6%	-2.6%	11.7%	N/A	N/A	N/A	-0.4%	11.2%	-11.1%	0.0%	-0.1%
Global 1***	-2.0%	-2.0%	-2.0%	9.3%	N/A	N/A	N/A	-1.9%	10.6%	-13.3%	-0.1%	-0.2%
Global 2***	-2.0%	-2.0%	-2.0%	9.0%	N/A	N/A	N/A	-2.3%	10.5%	-13.5%	-0.2%	-0.3%
Global 3***	-2.0%	-2.0%	-2.0%	7.1%	N/A	N/A	N/A	-4.1%	10.5%	-14.6%	-0.3%	-0.5%

S&P 500 Total Return Index****	1.2%	1.2%	1.2%	20.7%	-0.5%	2.0%	1.2%	2.0%	17.8%	-51.0%	0.2%	0.2%
Barclays Capital U.S. Long Gov Index****	-1.5%	-1.5%	-1.5%	5.1%	4.2%	5.6%	6.5%	5.6%	11.3%	-12.3%	0.5%	0.8%

*	Performance metrics are calculated using January 2011 month-to-date performance estimates.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	22%	Long	Corn Sugar	3.2% 3.0%	Long Long	17%	Long	Corn Wheat	3.2% 2.7%	Long Long
Currencies	27%	Short $	Australian Dollars Euro	2.9% 2.8%	Long Short	29%	Short $	Euro Australian Dollars	4.1% 3.9%	Short Long
Energy	11%	Long	Gasoline Brent Crude Oil	2.3% 2.3%	Long Long	11%	Long	Brent Crude Oil Crude Oil	2.8% 2.4%	Long Long
Equities	16%	Long	Hang Seng Dax Index	3.0% 2.3%	Long Long	20%	Long	Hang Seng Dax Index	4.4% 2.6%	Long Long
Fixed Income	13%	Long	Eurodollars Euribor	2.7% 2.4%	Long Long	14%	Long	Schatz U.S. 10-Year Treasury Notes	2.4% 2.2%	Long Short
Metals	11%	Long	Copper Gold	2.4% 2.3%	Long Long	9%	Long	Copper ALUMINIUM LME	1.7% 1.5%	Long Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ag/Softs	Grains prices declined last week as reports of reduced exports put pressure on demand forecasts. Sugar prices fell due to liquidations from traders attempting to lock in profits from recent uptrends.
Currencies
The U.S. dollar underwent a strong rally against major currencies as speculators anticipated strong U.S. jobs data.  Ongoing concerns over the instability of the European debt markets weighed on the euro and weakened the currency sharply against the U.S. dollar.  In Australia, heavy flooding put pressure on export forecasts for the nation, driving the Australian dollar lower against its counterparts.

Energy
Natural gas markets climbed as forecasts for cold weather in the U.S. supported demand.  Adding to gains in the natural gas markets were reports showing a decline in the number of active natural gas drilling rigs.  Crude oil markets declined in excess of 3% due to strong gains in the U.S. dollar.

Equities
Global equity markets generally rose last week as investors rebalanced their portfolios for the new year, which brought more capital into the markets.  Positive domestic economic and manufacturing data in the U.S. prompted buying in the U.S. equity markets and moved prices higher.  In Japan, the natural resources sector led the Nikkei 225 higher as it rallied due to elevated demand forecasts for raw materials.

Fixed Income
North American debt markets generally declined last week, as strong manufacturing data in the U.S. reduced demand for safe-haven debt products.  In Europe, German Bund prices rallied as a sharp sell-off in commodity prices prompted investors to liquidate positions in riskier assets.

Metals
U.S. dollar strength and optimism for the U.S. economy reduced the demand for precious metals, driving gold and silver prices lower for the week. Base metals markets moved predominantly lower as speculators forecasted weak demand in the near future due to recent high prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.